UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2016

DYNATRONICS CORPORATION
(Exact name of registrant as specified in its charter)

Utah	0-12697	87-0398434
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7030 Park Centre Dr., Salt Lake City, Utah		84121
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (801) 568-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

Mantyla McReynolds LLC ("Mantyla"), the independent registered public accounting firm of Dynatronics Corporation ("Registrant"), previously announced that it would be merging with BDO USA LLP, effective as of July 1, 2016. As a result of this transaction, on June 29, 2016, Mantyla informed the Registrant of its intention to resign as the Registrant's independent registered public accounting firm for the fiscal year ending June 30, 2016.

Mantyla's reports on the Registrant's consolidated financial statements for the fiscal years ended June 30, 2015 and 2014 do not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Registrant's fiscal years ended June 30, 2015 and 2014, and in the subsequent interim period through June 30, 2016, there were no disagreements with Mantyla on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Mantyla, would have caused Mantyla to make reference to the matter in its reports on the financial statements for such years. During the fiscal years ended June 30, 2015 and 2014 and the subsequent interim period through June 30, 2016, there were no reportable events (as that term is described in 304(a)(1)(v) of Regulation S-K).

On July 7, 2016, the Audit Committee of the Registrant's Board of Directors engaged BDO USA LLP as the Registrant's independent registered public accounting firm for the fiscal year ended June 30, 2016. The Registrant has not consulted with BDO USA LLP during the fiscal years ended June 30, 2015 and 2014 or during the subsequent interim period through June 30, 2016 with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's consolidated financial statements, or any other matters or reportable events as identified in Items 304(a)(2)(i)-(ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DYNATRONICS CORPORATION

By: /s/ Kelvyn H. Cullimore, Jr.
Kelvyn H. Cullimore, Jr.
Chairman and President

Date:  July 7, 2016